UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

     CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
July 29, 2005

INGRAM MICRO INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State of Incorporation or organization)	1-12203 (Commission File Number)	62-1644402 (I.R.S. Employer Identification No.)

1600 E. St. Andrew Place Santa Ana, CA 92799-5125 (Address, including zip code of Registrant’s principal executive offices) Registrant’s telephone number, including area code: (714) 566-1000

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

     On July 29, 2005, Ingram Micro Inc. (“Ingram Micro”) and its subsidiaries Ingram Micro Coordination Center B.V.B.A. and Ingram Micro Europe Treasury LLC entered into a credit agreement (the “Credit Agreement”) with The Bank of Nova Scotia, as administrative agent, ABN AMRO Bank N.V., as syndication agent, and the lenders party thereto. The Credit Agreement provides for a three-year $175,000,000 revolving senior unsecured credit facility. The credit facility replaces Ingram Micro’s previous $150 million revolving senior unsecured credit facility, which was scheduled to mature in December 2005.

     The interest rate on the new revolving senior unsecured credit facility is based on LIBOR, plus a predetermined margin that is based on Ingram Micro’s debt ratings and leverage ratio. The Credit Agreement contains certain negative covenants, including restrictions on funded debt and interest coverage. The Credit Agreement also contains certain customary representations and warranties, affirmative covenants and events of default. The new credit facility can also be used to support letters of credit.

     The description of the provisions of the Credit Agreement set forth above is qualified in its entirety by reference to the full and complete terms contained in the Credit Agreement, which is filed as Exhibit 10.1 to this Form 8-K and incorporated into this Item 1.01 by reference.

Item 1.02 Termination of a Material Definitive Agreement.

     On July 29, 2005, in connection with the execution and delivery of the new revolving senior unsecured credit facility discussed above, Ingram Micro terminated its $150 million revolving senior unsecured credit facility that was scheduled to mature in December 2005 pursuant to a Credit Agreement dated December 13, 2002, as amended (the “2002 Credit Agreement”). The parties to the 2002 Credit Agreement were Ingram Micro, as Initial Borrower and Guarantor, Ingram European Coordination Center, N.V., as Initial Borrower, The Bank of Nova Scotia, as administrative agent, ABN AMRO Bank N.V., as syndication agent and the lenders party thereto.

     The interest rate on the old revolving senior unsecured credit facility was based on LIBOR, plus a predetermined margin that was based on Ingram Micro’s debt ratings and leverage ratio. The 2002 Credit Agreement contained certain customary representations and warranties, covenants and events of default. Ingram Micro did not incur any material early termination penalties as a result of the termination of the old credit facility.

     The description of the provisions of the 2002 Credit Agreement set forth above is qualified in its entirety by reference to the full and complete terms contained in the 2002 Credit Agreement, which is filed as Exhibits 10.41 and 10.42 to Ingram Micro’s Annual Report on Form 10-K for the 2002 fiscal year and incorporated into this Item 1.02 by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

     The information provided in Item 1.01 of this Form 8-K is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Credit Agreement dated effective as of July 29, 2005

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INGRAM MICRO INC.

By:	/s/ Larry C. Boyd

	Name:	Larry C. Boyd
	Title:	Senior Vice President,
Secretary and General Counsel

Date: August 2, 2005